                                                                    Exhibit 99.4

                             JOINT FILING AGREEMENT

            In  accordance  with  Rule  13d-1(k)(1)(iii)  under  the  Securities
Exchange  Act of 1934,  as amended,  the persons  named below agree to the joint filing on behalf of each of them of  amendments to the Statement on Schedule 13D dated  February  26, 2007  (including  amendments  thereto)  with respect to the
Common Stock of Bairnco Corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: February 26, 2007            STEEL PARTNERS II, L.P.

                                    By: Steel Partners, L.L.C.
                                        General Partner

                                    By: /s/ Lauren Isenman
                                        ----------------------------------------
                                        Lauren Isenman
                                        as Attorney-In-Fact for Warren G. Lichtenstein,
                                        Managing Member

                                    STEEL PARTNERS, L.L.C.

                                    By: /s/ Lauren Isenman
                                        ----------------------------------------
                                        Lauren Isenman
                                        as Attorney-In-Fact for Warren G. Lichtenstein,
                                        Managing Member

                                    /s/ Lauren Isenman
                                    --------------------------------------------
                                    LAUREN  ISENMAN
                                    As   Attorney-In-Fact for Warren G. Lichtenstein